                                                      Rule 424(b)(3)
                                               Registration No. 333-78931
                                                    CUSIP# 63743HCS9

                  PRICING SUPPLEMENT NO. 2438 DATED SEPTEMBER 3, 1999 TO PROSPECTUS SUPPLEMENTAL DATED JUNE 7, 1999
                    AND BASE PROSPECTUS DATED JUNE 4, 1999

             NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

                             Medium-Term Notes, Series C
            With Maturities of Nine Months or More from Date of Issue

                                Floating Rate Notes

 Issuer:                        National Rural Utilities CFC

 Principal Amount:              $200,000,000.00


 Issue Price:                   100% of Principal Amount


 Original Issue Date:           09/08/1999


 Maturity Date:                 09/08/2000


 Initial Interest Rate:         Determined as described below

 Base Rate:                     Prime

 Spread:                        Minus 269 basis points

 Index Maturity:                Daily

 Interest Payment Dates:        On the 8th of each December, March, June,
                                and the Maturity Date, commencing
                                December 8, 1999

 Reset Period:                  Daily

 Interest Reset Dates:          Each Business Day, commencing September 8,
                                1999

 Redemption Date:               None

 Interest Determination Dates:  Each Business Day on a weighted basis, meaning the rate in effect for any Non-
                                Business Day will be the rate in effect on the previous Business Day, 2 Business Days cut-off

Business Day:                   New York

Redemption Date:                None

 Agent's Discount or
              Commision:        0.050%

 Agent(s):                      Lehman Brothers

 Capacity:                      Principal

 Form of Note
 (Book-Entry or Certificated):  Book-Entry

 Other Terms:                   None



Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $5,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000, Series B, and $4,402,921,000 Series C
have been issued.